UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2010
Date of Report (Date of earliest event reported)

BARK GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01      Changes in Control of Registrant.

On September 24, 2010, Jesper Svane and Rene Lauritsen, each of whom is a holder of more than 10% of the outstanding shares of Bark Group Inc. (the “Company”), agreed to transfer an aggregate of 35,000,000 shares of the common stock of the Company to Niclas Froberg and Carl Johan Grandinson. This transfer follows the appointment of Mr. Froberg as chief executive officer of the Company, as described below in Item 5.02. Mr. Froberg is chief executive officer of Bark Stockholm (previous known as Tre Kronor Media)., a wholly owned subsidiary of the Company now operated as Bark Stockholm. Mr. Grandinson is chief operative officer of Bark Stockholm (previous known as Tre Kronor Media). Shares owned by Mr. Froberg and Mr. Grandinson prior to the transaction were acquired in connection with the Company’s acquisition of Tre Kronor Media on May 4, 2010. Mr. Svane and Mr. Lauritsen will each own less than 5% of the Company’s common stock upon completion of the share transfers.

Mr. Froberg and Mr. Grandinson now own the following shares of the Company:

Name	Position with Company	Number of Shares Held prior to Acquisition	Number of Shares Acquired	Total Shares Held	Percentage of Outstanding Shares Held (1)
Niclas Froberg	CEO of the Company and Tre Kronor Media	15,810,000	17,500,000	33,310,000	8.16%
Carl Johan Grandinson	Chief Operating Officer of Tre Kronor Media	7,905,000	17,500,000	25,405,000	6.22%

(1)	Based on 408,259,311 shares of common stock issued and outstanding as at September 21, 2010.

The change of control is part of the Company’s determination to focus its business on the business of Bark Stockholm and to discontinue its Danish operations. As a result, the share transfers to Mr. Froberg and Mr. Grandinson were for minimal cash consideration. As disclosed in the Company’s Quarterly Report on Form 10-Q filed on August 23, 2010, the shareholders of Tre Kronor Media renounced their right to cause the Company to reconvey to them all of the issued and outstanding shares of Tre Kronor Media in the event that that certain financing milestones were not met. These milestones were described in the Current Report on Form 8-K filed by the Company on May 10, 2010 which disclosed the acquisition of Tre Kronor Media.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lars Thomassen

On September 20, 2010, Lars Thomassen was appointed to the board of directors of the Company. Mr. Thomassen was appointed as Chairman of the board of directors concurrent with his appointment to the board of directors in replacement of Mr. Bent Helvang. Mr. Helvang continues as a member of the board of directors and as Corporate Secretary. There have been no previous transactions between the Company and Lars Thomassen.

Lars Thomassen was co-founder of BBDO Denmark and was in eight years a board member in BBDO Worldwide in New York and vice president of BBDO Europe with special responsibility for North, Central and Eastern Europe. Lars has been a co-author of the books, "Retailization", "Private Label" and "How to Succeed to Retail" and is former chairman of the Danish Marketing Association.

Niclas Froberg

On September 20, 2010, Mr. Niclas Froberg was appointed as Chief Executive Officer of the Company. Mr. Froberg is chief executive officer of Tre Kronor Media AB, now operated as Bark Stockholm. Mr. Froberg replaces Mr. Anders Hageskov who concurrently resigned. Mr. Hageskov will continue as a member of the Company’s board of directors. Mr. Hageskov’s appointment to the board of directors was effective September 20, 2010. Mr. Froberg was a founding shareholder of Tre Kronor Media which was acquired by the Company on May 4, 2010, and former part owner and CEO of media company MINDSHARE NORDIC. There has been no arrangement other than disclosed, prior to which Froberg was appointed as CEO.

Mr. Froberg’s business experience includes:

  CEO of Tre Kronor Media ( Bark Stockholm AB )

  2007: Founded United Media Nations (a part of Tre Kronor Media)

  2005: Board member of the Swedish Council of Media Agencies

  2002: Chairman of the Swedish Sponsorship and Event Association

  1999-2006: Nordic CEO and owner of Mindshare

  1995: CEO and owner of Scandinavian Media Consulting

Mr. Froberg has a Bachelor’s Degree of Economics and Marketing, Stockholm University.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro Forma Consolidated Financial Statements.

None.

(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP INC.

Date: September 24, 2010	By: /s/ Bent Helvang
Name: Bent Helvang
Title: Corporate Secretary